SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

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Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

UNION BANKSHARES COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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66 Main Street Ellsworth, Maine 04605

April 17, 2006

Dear Shareholder:

      You are cordially invited to the 2006 Annual Meeting of Shareholders (the "Meeting") of Union Bankshares Company (the "Company"), which will be held at 11:00 a.m. local time on Thursday, May 18, 2006 at the White Birches Restaurant, Route 1, Hancock, Maine 04640.

      The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business to be transacted at the Meeting. Directors and officers of Company, as well as a representative of Berry, Dunn, McNeil & Parker, the accounting firm appointed by the Board of Directors to be the Company's independent registered public accountants for the fiscal year ending December 31, 2006, will be present at the Meeting in order to respond to your questions.

      The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card in the self-addressed envelope provided whether or not you plan to attend the Meeting. Your vote is important regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the directors and officers of the Company, I thank you for your support and look forward to seeing you on May 18th.

Very truly yours,

/s/ Peter A. Blyberg

Peter A. Blyberg
President and Chief Executive Officer

UNION BANKSHARES COMPANY NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2006

      Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Union Bankshares Company (the "Company") will be held at the White Birches Restaurant, Route 1, Hancock, Maine 04640 on May 18, 2006 at 11:00 a.m. to consider and act upon the following proposals:

1.	To elect five directors who would serve for a three-year term expiring at the 2009 Annual Meeting of Shareholders.

2.	To ratify the appointment of Berry, Dunn, McNeil & Parker as the independent registered public accountants of the Company for 2006.

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

You may vote at the Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on March 20, 2006, the record date.

By Order of the Board of Directors

/s/ Sally J. Hutchins

Sally J. Hutchins
Clerk

Ellsworth, Maine
April 17, 2006

You are cordially invited to attend the 2006 Annual Meeting of Shareholders. It is important that your shares be represented regardless of the number of shares that you own. You are urged to sign, date and mark the enclosed proxy card promptly and mail it in the self addressed envelope provided. In the event that you decide to attend the meeting, you may, if you wish, revoke your proxy and vote your shares in person.

UNION BANKSHARES COMPANY 66 MAIN STREET ELLSWORTH, MAINE 04605

PROXY STATEMENT MAILING DATE: APRIL 17, 2006

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, MAY 18, 2006

GENERAL

      This proxy statement and the enclosed proxy card are being furnished to the shareholders of Union Bankshares Company (the "Company") because the Board of Directors of the Company is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, May 18, 2006 at 11:00 a.m. at the White Birches Restaurant, Route 1, Hancock, Maine 04640 pursuant to the accompanying Notice of Annual Meeting of Shareholders. You do not need to attend the Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card, and your votes will be cast for you at the Meeting.

      We began mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about April 17, 2006 to all shareholders entitled to vote. If you owned shares of the Company's common stock at the close of business on March 20, 2006, the record date, you are entitled to vote at the Meeting. On the record date, there were 1,099,520 shares of common stock issued and outstanding.

      Quorum Requirement. A quorum of shareholders is necessary to hold the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote will constitute a quorum.

      Voting Rights. You are entitled to one vote at the Meeting for each share of the Company's common stock that you owned of record at the close of business on March 20, 2006. You may vote your shares at the Meeting in person or by proxy. To vote in person, you must attend the Meeting, and obtain and submit a ballot, which we will provide to you at the Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the proposals set forth herein.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than those listed in this proxy statement.

Vote Required. In order for each proposal to pass, the following votes are required:

*

Proposal 1: Elect Five Directors. The five nominees for director who receive the most votes cast at a meeting in which a quorum is present will be elected. If you do not vote for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

*

Proposal 2: Ratify the Appointment of Independent Registered Public Accountants. The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the appointment of Berry, Dunn, McNeil & Parker as the Company's independent registered public accountants. If you "abstain" from voting, your vote will not count "for" or "against" this proposal.

      Effect of Broker Non-Votes. If your broker holds shares that you own in "street name," the broker may vote your shares on the proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a "broker non-vote." The effect of a "broker non-vote" with respect to each proposal is set forth below:

* Proposal 1: Elect five Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

* Proposal 2: Ratify the Appointment of Independent Registered Public Accountants. A broker non-vote would have no effect on the outcome of this proposal.

Revocation of Proxies. You may revoke your proxy at any time before it is exercised by:
* Filing with the Company a letter revoking the proxy;
* Submitting another signed proxy with a later date; or
* Attending the Meeting and voting in person, if you notify the Clerk or give notice at the Meeting.

      Solicitation of Proxies. Directors, officers or employees of the Company and Union Trust Company (the "Bank") may solicit proxies by mail, by telephone, in person, or using other forms of communication. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

      Obtaining an Annual Report on Form 10-K. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which we will file with the Securities and Exchange Commission ("SEC") by March 31, 2006, we will send you one (without exhibits) free of charge. Please write to:

Sally J. Hutchins
Clerk
Union Bankshares Company
P.O. Box 479
Ellsworth, ME 04605

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The complete Annual Report on Form 10-K is also available on the SEC website at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

      Principal Shareholders of the Company. The following table lists, as of March 20, 2006, the number of shares of the Company's common stock, par value $12.50, and the corresponding percentage of total common stock beneficially owned by the only stockholder who is the beneficial owner of more than five percent of the common stock of the Company. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days. Two or more persons may be considered the beneficial owner of the same share. The person shown in the table below has sole voting power and investment power with respect to the shares of common stock listed next to his name. We obtained the information provided in the following table from filings with the U.S. Securities and Exchange Commission (the "SEC") and with the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class

Fitz Eugene Dixon, Jr.	58,798	5.35%
665 Thomas Road
Lafayette Hill, PA 19444

(1)

Beneficial ownership of 5% or more of the common stock of the Company is required to be reported to the SEC on a Form 13G. On July 25, 2005, Fitz Eugene Dixon, Jr. filed a form 13G with the SEC, indicating that he is the beneficial owner, with sole voting and investment power, of 57,424 shares of the common stock of the Company. On February 16, 2006, The PNC Financial Services Group, Inc., PNC Bancorp, Inc., and PNC Bank, National Association filed a form 13G with the SEC, indicating that each is a beneficial owner, with shared investment power, of 58,798 shares of the common stock of the Company. The above beneficial ownership table reflects only Mr. Fitz Eugene Dixon, Jr. as a beneficial owner of more than 5% of the common stock of the Company because the Company has reason to believe that Mr Dixon's shares were transferred to a PNC account.

      Security Ownership of Management. The following table lists, as of March 20, 2006, the number of shares of the Company's common stock, par value $12.50, including directors' qualifying shares, and the corresponding percentage of total common stock beneficially owned by each director and nominee for director, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere in this Proxy Statement, and by all executive officers and directors as a group. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days. Two or more persons may be considered the beneficial owner of the same share. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name. The information set forth below is based upon director questionnaires distributed and completed by each director and nominee, and upon stock records maintained by the Company.

Name	Title(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)

Arthur J. Billings	Director Nominee	1,776	(3)	*

Peter A. Blyberg	Director, President and Chief Executive Officer	1,431	(4)	*

Blake B. Brown	Director	1,097	(5)	*

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Peter A. Clapp	Director	2,017		*

Samuel G. Cohen	Director Nominee	1,326	(6)	*

Sandra H. Collier	Director and Chairman of the Board	541		*

Robert B. Fernald	Director (7)	3,355	(8)	*

Douglas A. Gott	Director(9)	7,429	(10)	*

John P. Lynch	Executive Vice President	2,002	(11)	*

James L. Markos, Jr.	Director	680		*

Harry E. Mikkelson	Director Nominee	89		*

Timothy R. Maynard	Senior Vice President and Senior Financial Officer	10		*

Rebecca J. Sargent	Senior Vice President and Senior Financial Services Officer	534		*

Stephen C. Shea	Director Nominee	27,080	(12)	2.46%

Robert W. Spear	Director Nominee	817	(13)	*

Karen W. Stanley	Director	165		*

Paul L. Tracy	Director	2,147	(14)	*

Kent D. Winters	Senior Vice President	0		*

All directors and executive officers as a group (23 persons)		53,922		4.90%

*	Represents ownership of less than 1%.
(1)	Unless indicated, titles are for both the Company and the Bank.
(2)	Based on 1,099,520 shares of common stock outstanding on March 20, 2006.
(3)	Includes 230 shares owned by Mr. Billing's spouse.
(4)	Includes 254 shares owned by Mr. Blyberg's spouse.
(5)	Includes 942 shares owned jointly with Mr. Brown's spouse.
(6)	Includes 1,010 shares owned jointly with Mr. Cohen's spouse.
(7)

In accordance with the Company's corporate governance policies, which provide that each director shall retire from the Board of Directors upon his or her 72nd birthday, Mr. Fernald will retire on March 25, 2006.

(8)	Includes 1,012 shares owned by Mr. Fernald's spouse.
(9)

In accordance with the Company's corporate governance policies, which provide that each director shall retire from the Board of Directors upon his or her 72nd birthday, Mr. Gott will retire on April 4, 2006.

(10)	Includes 162 shares owned by Mr. Gott's spouse, 2,270 shares in Cornerstone Investments, and 1,726 shares in a trust account for Mr. Gott.
(11)	Includes 1,958 shares owned jointly with Mr. Lynch's spouse.
(12)	Includes 10,946 shares owned by Mr. Shea's spouse and 15,832 shares owned by Mr. Shea's business, E.L. Shea.
(13)	Includes 716 shares owned jointly with Mr. Spear's spouse.
(14)	Includes 738 shares owned jointly with spouse, 100 shares as custodian for son, and 1,016 shares owned by Mr. Tracy's business, the Winter Harbor Agency.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership. Such persons are also required by the SEC regulations to furnish the Company with copies of these reports. Based upon an examination of the copies of Forms 3, 4 and 5, and the written representations of its directors and officers, that no other reports were required during the fiscal year ended December 31, 2005, submitted to and retained by the Company, the Company believes that during the 2005 fiscal year, its officers, directors and 10% shareholders complied with all Section 16(a) filing requirements with the exception of the following: a Form 4 filing for director Harry Mikkelsen reflecting shares of common stock acquired on May 16, 2005 was filed late on June 16, 2005 and subsequently amended on September 22, 2005; a Form 3 filing for Harry Mikkelsen was filed late on June 16, 2005; and a Form 4 filing for director, President and Chief Executive Officer Peter A. Blyberg reflecting shares of common stock acquired on February 12, 2004 and February 23, 2005 was filed late on February 25, 2005.

PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors has nominated five persons for election as directors at the Meeting. All five nominees are currently serving on the Company's Board of Directors. If you elect the nominees, Messrs. Billings, Cohen, Mikkelsen, Shea, and Spear will hold office until the 2009 Annual Meeting of Shareholders. Each of the nominees has consented to be named as a nominee and to serve if elected.

      We know of no reason why any nominee may be unable to serve as a director. In the event any nominee shall be unable to serve, the Board will nominate alternates or reduce the size of the Board of Directors in order to eliminate the vacancy.

Nominees	Age(1)	Director Since	Term Expires	Position(s) Held with the Company

Arthur J. Billings	50	1990	2006	Director

Samuel G. Cohen	65	2001	2006	Director

Harry E. Mikkelsen	64	2005	2006	Director

Stephen C. Shea	59	1988	2006	Director

Robert W. Spear	63	2001	2006	Director

Continuing Directors

Peter A. Blyberg	62	1993	2008	Director, President and Chief Executive Officer

Blake B. Brown	59	1999	2007	Director

Peter A. Clapp	61	1995	2008	Director

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Sandra H. Collier	53	1992	2008	Director and Chairman of the Board

James L. Markos, Jr.	57	1999	2007	Director

Karen W. Stanley	60	2004	2008	Director

Paul L. Tracy	42	1995	2007	Director

Retiring Directors

Robert B. Fernald(2)

Douglas A. Gott(2)

Retired Directors

John V. Sawyer, II(3)

Richard C. Carver(3)

(1)	As of March 20, 2006.
(2)

In accordance with the Company's corporate governance policies, which provide that each director shall retire from the Board of Directors upon his or her 72nd birthday, Mr. Fernald and Mr. Gott will retire on March 25, 2006 and April 4, 2006, respectively.

(3)

In accordance with the Company's corporate governance policies, which provide that each director shall retire from the Board of Directors upon his or her 72nd birthday, Mr. Carver and Mr. Sawyer retired as directors on April 14, 2005 and October 3, 2005, respectively.

      The principal occupation and business experience of each nominee for election as director and each continuing director of the Company are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees

Arthur J. Billings has been the President of Barter Lumber Company since 1980.

Samuel G. Cohen has been an attorney with the law firm of Cohen & Cohen since 2001. From 1969 to 2000, he was an attorney at Samuel G. Cohen Law Offices.

      Harry E. Mikkelsen, a CPA with Williams CPA Group, LLC since November 2002, serves as its Tax Director. He was President of Lautze & Lautze, CPAs and Financial Advisors, from 1990 to 2001, and Director of Tax Practice from 1974 to 2001.

Stephen C. Shea has served as Treasurer of E.L. Shea, Inc. and President of Shea Leasing since 1982.

      Robert W. Spear served as the Commissioner of Agriculture for the State of Maine from 1999 to 2005. From 1990 to 1998, Mr. Spear served as a legislator for the State of Maine, and from 1975 to 1998, he was President of Spear Farms, Inc. He currently is Treasurer of Spear Farms Inc.

Continuing Directors

      Peter A. Blyberg has been the President and Chief Executive Officer of the Company and the Bank since April 1, 1996. He previously served as Executive Vice President, Chief Operating Office and Treasurer of both the Company and the Bank.

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Blake B. Brown has been the owner and President of Brown's Appliance and T.V. since 1995.

Peter A. Clapp has been the President of Blue Hill Garage since 1989.

Sandra H. Collier founded the firm of Sandra Hylander Collier Law Offices in 1997. She was previously an attorney at the law firm of Ferm, Collier & Larson from 1992 to 1997.

James L. Markos, Jr. has served as general manager of Maine Shellfish Company, Inc. since 1982.

Karen W. Stanley, President of Stanley Marine since 2004, retired President of Stanley Subaru

      Paul L. Tracy has been the owner and President of Winter Harbor Agency since 1990, Vice President and co-owner of Schoodic Insurance Services since 1994, co-owner of Grindstone Financial Group LLC since 1995, co-owner of Insurance Source of Maine since 1998 and Vice President and co-owner of MDI Insurance Agency since 1999.

The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.
INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Board Meetings

The Board of Directors of the Company held a total of 15 regular and special meetings in 2005. Each director attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and of committees, of which he or she was a member, held during that year. With the exception of Mr. Blyberg, who is the President and Chief Executive Officer of the Company, all of the members of the Board of Directors are independent, as defined under The Nasdaq Stock Market listing standards.

Executive Committee and Other Committees

The Bylaws of the Company provide that, at the annual meeting of the Directors, the Board shall designate from among its members an Executive Committee. The Executive Committee possesses all of the powers of the Board of Directors with regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. At December 31, 2005 and as of the date of this proxy statement, the Executive Committee is comprised of Messrs. Blyberg, Shea, Spear, and Cohen, and Ms. Collier.

The Bylaws of the Company provide that the Board of Directors may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company. The Company has a standing Audit Committee and a Corporate Governance Committee, which also serves as the Company's Nominating Committee. The Bank has a standing Compensation Committee.

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Corporate Governance Committee

The Corporate Governance Committee, which also serves as the Company's Nominating Committee, is currently comprised of Messrs. Billings, Cohen, Collier and Markos, each of whom is a non-management, independent director, as defined under The Nasdaq Stock Market listing standards. The Corporate Governance Committee convened 12 times during the fiscal year ended December 31, 2005. The written charter of the Corporate Governance Committee, setting forth the duties and responsibilities of the Corporate Governance Committee, was attached to the proxy statement for the 2005 Annual Meeting and filed with the Securities and Exchange Commission on April 18, 2005.

Nominees for election to the Board of Directors are selected by the Corporate Governance Committee and are presented to the full Board for approval. The Board of Directors will consider nominees recommended by shareholders on a case-by-case basis if submitted in writing to Sally J. Hutchins, Clerk, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605, not less than 90 days in advance of the date of the annual meeting.

It is the policy of the Board of Directors to select individuals as director nominees who shall have the following characteristics:

	*	successful business, government or professional experience, or previous board experience;

	*	other desirable experience or expertise, appropriate for the Company's business and Board composition;

	*	appropriate personal characteristics, such as integrity accountability and sound business judgment;

	*	resides in the Bank's service area;

	*	has a willingness and ability to commit the necessary time toward Board membership; and

	*	a commitment to the growth and profitability of the Bank

When selecting nominees, the Corporate Governance Committee also considers the composition of the Board and nominates individuals who will balance the expertise, perspective and age range of the Board. Shareholder nominees are analyzed by the Board in the same manner as nominees that are identified by the Board. The Company does not pay a fee to any third party to identify or evaluate nominees.

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Each of Messrs. Billings, Cohen, Mikkelsen, Shea and Spear were nominated by the non-management, independent directors of the Corporate Governance Committee. As of the date of this proxy statement, the Board had not received any shareholder recommendations for nominees in connection with the 2006 Annual Meeting.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Cohen, Shea and Spear, and Ms. Collier, each of whom is a non-management, independent director, as defined under The Nasdaq Stock Market listing standards. The Compensation Committee is responsible for reviewing the performance of and making recommendations with respect to the compensation of Mr. Blyberg, the President and CEO of the Company and the Bank.

Audit Committee

The Audit Committee is comprised of Messrs. Clapp, Mikkelsen, Spear, and Ms. Collier and Stanley. Each member of the Audit Committee is a non-management, independent director, as defined under The Nasdaq Stock Market listing standards. The principal functions of the Audit Committee include but are not limited to:

	*	assisting the Board of Directors to fulfill its fiduciary obligations with respect to the accounting, financial reporting, internal control and compliance functions of the Company;

	*	appointing, compensating, retaining and overseeing the work of the independent public accountants;

	*	reviewing the scope and cost of the independent public accountant's audit; and

	*	Considering the independent accountant's reports concerning its conduct of the audit, including any comments and any recommendations with respect to which the Board of Directors might take action.

The Audit Committee convened 8 times during the fiscal year ended December 31, 2005. A copy of the Audit Committee Charter was attached to the proxy statement for the 2004 Annual Meeting and filed with the Securities and Exchange Commission on April 19, 2004. No current member of the Audit Committee qualifies as an "audit committee financial expert," as that term is defined by applicable SEC regulations. The Company has not yet found a qualified candidate who is willing to serve as an "audit committee financial expert."

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REPORT OF AUDIT COMMITTEE

      The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2005.

      We have discussed with Berry, Dunn, McNeil & Parker, the Company's independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as may be amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received the written disclosures and the letter from the independent registered public accountants required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with Berry, Dunn, McNeil & Parker its independence.

      Based on the reviews and discussions referenced above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Audit Committee of Union Bankshares Company

Robert W. Spear (Chair)
Peter A. Clapp
Sandra H. Collier
H. Mikkelsen
Karen W. Stanley

GOVERANCE COMMITTEE REPORT

      The Board has corporate governance guidelines that cover the number and qualifications of directors, director independence, and the responsibilities of directors, Board committees, director access to officers and employees, director compensation, director orientation, continuing education, management succession, Board performance and other topics. The Governance committee reviewed and revised the guidelines during 2005. In addition, the Governance Committee took the following actions in accordance with the guidelines during 2005:

*	Nominated directors for election to the Board at the 2005 Annual Meeting of Stockholders;

*	Reviewed committee responsibilities;

*	Reviewed director qualifications, including independence;

*	Reviewed the qualifications of the Board's "financial expert";

*	Conducted a comprehensive evaluation of the Board and its committees; and

*	Recommended to the Board the appointment of members of the Board committees.

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In addition, in February 2006, the Governance Committee nominated directors for election to the Board in 2006. (See "Election of Directors" beginning on page 10 of this Proxy Statement.)

		Governance Committee of Union Bankshares Company

		Sam Cohen, Chair
		A.J. Billings
		Sandy Collier
		James Markos

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      Director Compensation. Each director of the Company who is not an officer is paid a directors' fee in the amount of $250 for each meeting attended, including meetings of the Board committees of which the director is a member. In addition, each director is paid a quarterly retainer fee of $1,500 of which 1/2 is paid in cash and 1/2 is paid in stock. Sandra H. Collier, who serves as Chairman of the Board, receives a salary of $22,000 per annum plus $250 per Board and Committee meeting attended. No director received any other compensation for Board or committee participation or other special assignments.

      Executive Officers who are Not Directors. Each executive officer of the Company who is not a director is identified in the following table. Executive officers are elected annually by the Board of Directors.

Name	Age(1)	Position(s) Held with the Company

Robert C. Carter	54	Senior Vice President, Branch Administrator of the Bank since 2000. Senior Vice President of the Company since 2005.

Terrance G. Fancy	48	Vice President, Compliance Officer of the Bank since 2004. Vice President of the Company since 2005.

Peter F. Greene	46

Senior Vice President, Chief Administrative Officer of the Bank since 2003. Senior Vice President of the Company since 1999. Senior Vice President, Senior Bank Services Officer of the Bank from 1999 to 2003. Vice President, Senior Bank Services Officer of the Bank from 1997 to 1999. Vice President of the Company from 1996 to 1999.

Sally J. Hutchins	49

Senior Vice President and Clerk of the Company and Senior Vice President, Treasurer, and Clerk of the Bank since 1999. Vice President, Treasurer, Controller and Clerk of the Bank from 1996 to 1999. Vice President and Clerk of the Company from 1993 to 1999.

John P. Lynch	59

Executive Vice President and Regional Manager of the Bank since 2003. Executive Vice President of the Company since 1999. Executive Vice President, Senior Banking Officer of the Bank from 1999-2003. Senior Vice President of the Company and Senior Vice President, Senior Banking Officer of the Bank from 1996 to 1999.

Michael J. Marino	41	Vice President, Credit Administrator of the Bank since 2003. Vice President of the Company since 2005.

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Timothy R. Maynard	39

Senior Vice President and Chief Financial Officer of the Company since 2003. Vice President and Controller of Bangor Savings Bank from 1999 to 2003, and Senior Auditor of Bangor Savings Bank from 1993 to 1999.

Rebecca J. Sargent	41

Senior Vice President, Senior Trust Officer of the Bank and the Company since 1999. Vice President, Senior Trust Officer of the Company from 1997 to 1999 and Vice President, Senior Trust Officer of the Bank from 1996 to 1999.

Kent D.Winters	62

Senior Vice President and Regional Manager of the Bank and the Company since 2004. Administrative President of Kelly Construction Company, Manchester, New Hampshire, from 2002 to 2003. President of The Premier Companies, Bedford, New Hampshire from 2001 to 2002. District President of Key Bank, New Hampshire, from 1992 to 2001.

(1)	As of March 20, 2006.

Executive Officer Compensation. The following table sets forth all annual compensation received during each of the Company's last three fiscal years by the Company's President and Chief Executive Officer, Mr. Blyberg, and the Company's four most highly compensated executive officers, other than the President and Chief Executive Officer, whose total annual salary and bonus exceeded $100,000, Mr. Maynard, Ms. Sargent Mr. Lynch, and Mr. Winters, who are also the only executive officers for whom such salary and bonus exceeded $100,000 in any reported year.

Summary Compensation Table

Long Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Positions	Year	Salary($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(3)

Peter A. Blyberg President and Chief Executive Officer	2005 2004 2003	195,220 185,220 176,400	0 15,000 12,700	- - -	5,500 5,500 4,403	- - -	- - -	12,119 6,743 4,567

Timothy R. Maynard Senior Vice President and Senior Financial Officer(4)	2005 2004 2003	110,200 107,000 61,519	3,150 9,089 -	- - -	- - -	- - -	- - -	409 410 23

Rebecca J. Sargent Senior Vice President and Senior Financial Services Officer	2005 2004 2003	112,600 109,000 105,000	4,720 9,270 6,000	- - -	- - -	- - -	- - -	267 252 238

John P. Lynch Executive Vice President	2005 2004 2003	115,400 112,000 110,000	4,800 11,745 9,735	- - -	- - -	- - -	- - -	3,575 2,799 2,422

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Kent Winters Senior Vice President and Regional Manager(5)	2005 2004	113,600 110,000	4,750 4,216	- -	- -	- -	- -	- -

(1)

The Bank provides its executive officers with no cash benefits and perquisites. Management of the Bank believes the aggregate value of these non cash benefits for 2005 did not, in the case of Messrs. Blyberg and Lynch and Ms. Sargent, exceed $50,000 or 10% of the applicable aggregate salary and bonus reported in the Summary Compensation Table.

(2)

Shares are adjusted for the 100% stock dividend paid on March 21, 2005. Reflects the fair market value of 100 shares granted to Mr. Blyberg on February 23, 2005 at $55.00 per share, 100 shares granted to Mr. Blyberg on February 12, 2004 at $44.03 per share for services rendered in the prior year and 40 shares granted to Mr. Blyberg on March 5, 2003 at $42.00 per share. All shares immediately vested upon grant.

(3)

For Messrs. Blyberg, Maynard, Lynch, Winters and Ms. Sargent, the amount shown for 2005 includes imputed income on group term life insurance coverage of $3,854, $409, $2,353, $316, and $74, respectively, and imputed income on bank owned life insurance of $5,436, $0, $1,222, 0, and $193, respectively.

      Defined Benefit Pension Plan. The Bank maintains a non-contributory defined benefit pension plan funded by a trust (the "Plan"). All full time employees who are at least 21 years of age and have completed one year of service participate in the Plan. Compensation attributable to the Plan has not been included in the Summary Compensation Table set forth above. Annual contributions to the Plan are computed on an actuarial basis to provide a normal retirement benefit of 60% of average annual salary minus 50% of the participant's social security benefit, with a downward adjustment if the participant, at the time of retirement, has completed less than 25 years of service. Effective May 15, 2005, the Pension Plan was frozen and benefit accruals ceased for the Plan. "Average Annual Salary" is determined by calculating the average basic compensation of the participant exclusive of bonuses for the three highest consecutive years prior to attaining the age of 65; provided, however, that for the purpose of such calculation base compensation for 2004 may not exceed $205,000. The Plan provides "Normal Retirement Benefits" to participants who terminate their employment after the later of attaining the age of 65 and after the completion of his or her fifth anniversary of initial plan participation. The accrued benefit of a participant who retires prior to normal retirement date is his or her normal benefit adjusted by a fraction which represents his or her Bank employment time divided by the Bank employment time he or she would have had by normal retirement date. Payment options include single life annuities and joint annuities. The Plan provides death benefits to beneficiaries of employees who meet conditions of early retirement (age 55 and 10 years of service) prior to termination of employment. The amount of the benefit is equal to the accrued benefit at date of death paid monthly over a 10-year period. In addition, the spouse of a married employee may elect to receive his or her benefit in the form of a single life annuity. If the employee does not meet conditions for early retirement, a survivor annuity may be payable if the employee is married. The Plan does not provide a disability benefit. Messrs. Blyberg and Lynch and Ms. Sargent are participants in the Plan. For purposes of the Plan, at the time of the benefit freeze, Mr. Blyberg has 12 credit years of service and an Average Annual Salary of $185,607, Mr. Lynch has 25 credit years of service and an Average Annual Compensation of $109,333 and Ms. Sargent has 11 credit years and an Average Annual Compensation of $104,867.

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The table below illustrates retirement compensation for representative salary brackets and years of service with the Bank. The maximum social security offset for 2004 was $23,628.

PENSION PLAN TABLE

	Years of Service

Remuneration	15	20	25	30	35

$120,000	$36,220	$48,293	$60,366	$60,366	$60,366
$130,000	$39,820	$53,093	$66,366	$66,366	$66,366
$140,000	$43,420	$57,893	$72,366	$72,366	$72,366
$150,000	$47,020	$62,693	$78,366	$78,366	$78,366
$160,000	$50,620	$67,493	$84,366	$84,366	$84,366
$170,000	$54,220	$72,293	$90,366	$90,366	$90,366
$200,000	$65,020	$86,693	$108,366	$108,366	$108,366
$205,000	$66,820	$89,093	$111,366	$111,366	$111,366
$210,000	$68,620	$91,493	$114,366	$114,366	$114,366

The foregoing table illustrates the value of retirement benefits at the compensation levels indicated. Benefits are expressed in today's dollars.

      Deferred Compensation Agreements. In addition to the foregoing defined benefit pension plan, the Bank has entered into deferred compensation agreements with certain of its executive employees, including Messrs. Blyberg and Lynch and Ms. Sargent, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees are entitled to receive certain retirement and disability benefits. Pursuant to their agreements with the Bank, Mr. Blyberg, Mr. Lynch and Ms. Sargent are entitled to receive at his/her's normal retirement date 70% of his/her's final salary as determined by the average of the highest three years of salary from the five year period prior to retirement, for a period of fifteen years following the first to occur of death or retirement after reaching the age of 65 years. Under the terms of the agreement, Mr. Blyberg, Mr. Lynch and Ms. Sargent may elect to retire early after reaching the age of 60 years, in which event he or she would be entitled to receive a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the agreement, in the event that Mr. Blyberg or Mr. Lynch is permanently disabled prior to attaining the age of 64 years, they would be entitled to receive a disability benefit in the amount of $2,000 and $1,500, respectively, per month from the date of their disability until they reached the age of 65. Upon reaching age 65, they would be entitled to receive the deferred compensation benefit described above. The obligations of the Bank under these deferred compensation agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees, including Mr. Blyberg, in amounts which are estimated to be sufficient to fund all amounts payable under the agreements.

      Salary Continuation Agreements. The Bank also has entered into salary continuation agreements with certain of its executive officers, including Messrs. Blyberg Lynch, and Sargent pursuant to which should the executive terminate his/her employment, either voluntarily or involuntarily, within three years of a change of control or other "business combination" as defined in the salary continuation agreements, the executive would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an "excess parachute payment" within the meaning of Section 2806 of the Internal Revenue Code.

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REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee Report (the "Report") and the Performance Graph (the "Graph") included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Report and the Graph shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

      The Compensation Committee of the Company's Board of Directors is responsible for reviewing the performance of and making recommendations with respect to the compensation of Mr. Blyberg, the President and CEO of the Company and the Bank. The Committee is comprised entirely of non-employee directors. In addition, each member of the Committee is independent, as set forth in The Nasdaq Stock Market's listing standards.

      The Company's compensation program is designed to attract, develop and retain strong individuals who are capable of maximizing the Company's performance for the benefit of the shareholders. To that end, the Company's 2005 compensation program consisted of three components: (1) base salary; (2) bonuses; and (3) long-term incentives, consisting primarily of deferred compensation agreements, salary continuation agreements and a pension plan. These elements were intended to provide an overall compensation package that is commensurate with the Company's financial resources, that is appropriate to assure the retention of experienced management personnel, and to align their financial interests with those of the Company's shareholders.

      During 2005, Mr. Blyberg's base salary was set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with Mr. Blyberg's customary respective duties and responsibilities, and to enable him to maintain appropriate standards of living within his community. The bonus was based primarily on the achievement of established goals. Long-term incentives were designed to provide for the long-term financial needs of the Company's executive officers.

      The Committee established the 2005 compensation of the President and Chief Executive Officer after considering the performance of the Company in relationship to that of other similarly situated banks in Maine.

Compensation Committee of Union Bankshares Company

Sandra H. Collier (Chair)
Samuel G. Cohen
Stephen C. Shea
Robert W. Spear

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      Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists of Messrs. Cohen, Shea and Spear and Ms. Collier. There are no interlocking relationships between the Company, the Bank and other entities that might affect the determination of the compensation of our executive officers. No member of the Compensation Committee was, during 2005, an officer or employee of the Company or the Bank or was formerly an officer of the Company or the Bank. In addition, no executive officer of the Company served as a member of another entity's Board of Directors or as a member of the Compensation Committee of another entity (or other board committee performing equivalent functions) during 2005, which entity had an executive officer serving on the Board of Directors of the Company or the Bank.

      Transactions with Certain Related Persons. The Bank makes loans to its executive officers, employees and directors. These loans are made in the ordinary course of business are made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2005, loans to non-employee directors, executives and their associates totaled $2,534,602.

PERFORMANCE GRAPH

      The following graph provides a comparison of total shareholder return on the common stock of the Company with that of other comparable issuers. The following graph illustrates the yearly percentage change in the Company's cumulative total shareholder return on its common stock for each of the last five years. For purposes of comparison, the graph also illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Bank Stock Index and in Standard & Poor's 500 Index (S & P 500). The graph assumes a $100 investment on December 31, 2000 in the common stock of the Company and NASDAQ banks as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1999. The Company has been listed on the OTC Bulletin Board since October 28, 2003. Prior to that date, the Company's common stock was not listed on any stock exchange or actively traded.

	2000	2001	2002	2003	2004	2005

UNBH	$100.00	75.94	104.57	112.47	142.57	187.31
NASDAQ Bank Stock Index	$100.00	112.53	120.38	159.61	181.05	177.46
S & P 500	$100.00	88.12	68.64	88.33	97.94	102.75

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PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board recommends that the shareholders ratify the Audit Committee's appointment of Berry, Dunn, McNeil & Parker as independent registered public accountants of the Company for 2006.

      Berry, Dunn, McNeil & Parker has assisted the Company with periodic filings with the SEC. In addition, Berry, Dunn, McNeil & Parker performed services for the Bank in connection with the preparation of income tax filings. All services rendered by Berry, Dunn, McNeil & Parker were approved by the Audit Committee, which considered the possible effect of such services on the independence of Berry, Dunn, McNeil & Parker. Management anticipates that Berry, Dunn, McNeil & Parker will render comparable services to the Bank and the Company in 2006.

      It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      Principal Accountant Fees and Services. During the fiscal year ended December 31, 2005 and December 31, 2004, respectively, the Company retained and paid Berry, Dunn, McNeil & Parker to provide audit and other services as follows:

	For the Fiscal Year Ended
	December 31, 2005	December 31, 2004

Audit Fees(1)	$85,530	$73,400
Audit-Related Fees(2)	$24,011	$22,900
Tax Fees(3)	$12,069	$16,000
All Other Fees (4)	$819	$0

TOTAL	$122,429	$112,300

(1)

Audit fees principally relate to audit of the Company's annual financial statements, the review of the Company's quarterly financial statements included in its Quarterly Reports on Form 10Q, the audit of the Company's internal control over financial reporting., and services provided in connection with statutory and regulatory filings or engagements

(2)

Audit-related fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (SAS 70 audits), and consultation with management as to the accounting treatment of specific transactions.

(3)	Tax fees principally relate to the preparation of tax returns and professional services for tax compliance, tax advice and tax planning.
(4)	All other fees relate to regulatory advisory services

      Pre-Approval Policies. Pursuant to the Charter of the Audit Committee of the Board of Directors of the Company, it is the policy of the Company that the Audit Committee shall pre-approve all audit and non-audit services provided by the Company's independent registered public accountant. None of the services described in each of the paragraphs above were subject to the pre-approval exception pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

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The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Berry, Dunn, McNeil & Parker to serve as the Company's independent registered public accountants for the fiscal year ended December 31, 2006.

SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

      Shareholders may communicate with our Board of Directors by contacting Sally J. Hutchins, Clerk, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605. All communications will be forwarded directly to the Board of Directors or the appropriate director(s).

It is our policy that all directors and nominees should attend the Annual Meeting. At the 2005 Annual Meeting, 13 of 15 members of the Board of Directors were in attendance.

SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

      Shareholders may submit proposals for consideration at the 2007 Annual Meeting. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later than December 18, 2006. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, P.O. Box 479, Ellsworth, Maine 04605. Any such proposal will be subject to Rule 14a-8 of the rules and regulations promulgated by the SEC. If a shareholder wishes to submit a proposal to the 2007 Annual Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by the Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the Company is not notified of such proposal by April 1, 2006.

By Order of the Board of Directors

/s/ Sally J. Hutchins

Sally J. Hutchins
Clerk
Ellsworth, Maine
April 17, 2006

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[x]	PLEASE MARK VOTES	PROXY
	AS IN THIS EXAMPLE	UNION BANKSHARES COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF				WITH-	FOR ALL
THE BOARD OF DIRECTORS OF			FOR	HOLD	EXCEPT
UNION BANKSHARES COMPANY	1.	To elect directors.	[ ]	[ ]	[ ]
FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS		Nominees with terms to expire
in 2009:

The undersigned hereby appoints Sally J. Hutchins and Peter A. Blyberg, and each of them, with full power to appoint a substitute, to represent and to vote as proxy, all the shares of common stock of Union Bankshares Company held of record by the undersigned as of the close of business on March 20, 2006 at the 2006 Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on May 18, 2006, or at any adjournment thereof, upon the matters described in the Notice of the 2006 Annual Meeting of Shareholders and Proxy Statement, dated April 17, 2006, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

Arthur J. Billings Samuel G. Cohen Harry E. Mikkelsen Stephen C. Shea Robert W. Spear

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write the name of that nominee's name in the space provided below.

_________________________________________________

			FOR	AGAINST	ABSTAIN
The Board of Directors unanimously recommends that you vote "FOR" the nominees listed in Item 1 and "FOR" the proposal listed in Items 2.	2.	To ratify the appointment of Berry, Dunn, McNeil & Parker as independent registered public accountants of Union Bankshares for 2006.	[ ]	[ ]	[ ]

      This proxy, when properly executed, will be voted on behalf of the undersigned shareholder in the manner directed herein. If no direction is made, this proxy will be voted "FOR" the nominees listed in Item 1, and "FOR" the proposal listed in Item 2, and in the discretion of management with respect to such other matters as may properly come before the Annual Meeting.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

UNION BANKSHARES COMPANY
66 MAIN STREET * ELLSWORTH, MAINE 04605

     Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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